Stephanie Plaines February 26, 2019 Dear Stephanie, We are pleased to offer you the position of Global Chief Financial Officer with Jones Lang LaSalle Incorporated (“JLL” or the “Company”). You will report directly to the Chief Executive Officer, Christian Ulbrich, and be a member of the Global Executive Board (GEB). We expect that your employment will begin with us not later than March 18, 2019 (the “Employment Commencement Date”). This offer remains open for you to accept through March 1, 2019. We have all enjoyed discussing how you can build a career with our firm and we believe you will make substantial contributions to JLL’s continued success. We also think you will benefit from our collaborative culture and from the breadth, depth and quality of the services we provide to our clients. Annual Base Salary Your base salary is $500,000 per annum, payable every other Friday in arrears less applicable payroll deductions. The level of your Base Salary will remain in effect through December 31, 2019, after which it shall be subject to consideration by the Compensation Committee in accordance with the procedures it follows. We do not guarantee any base salary increases. Annual Bonus You will be rewarded according to the GEB Annual Incentive Plan design. Your 2019 target bonus is US $1,000,000. Your actual bonus will be based on the following: (1) performance against specific individual objectives (MyPerformance), as assessed by your manager, and (2) JLL’s firm-wide performance. A consideration of these factors and others may lead to you receiving more than, less than or none, of the target bonus amount. Bonuses are considered annually and typically paid in March. To earn and be paid an Annual Bonus, individuals must be employed by the Company on the date that annual bonuses are paid. If you leave the firm voluntarily for any reason prior to the date that bonuses are paid or if your employment is terminated for cause in our discretion, you will not be paid any part of your Annual Bonus, pro rata or otherwise. JLL reserves the right to alter the GEB Annual Incentive Plan from time to time in its discretion, which may include target award changes. Long-Term Incentive Plan You will also be rewarded according to the GEB Long-Term Incentive Plan design. Your 2019 target is US $1,500,000. The Long-Term Incentive Plan award is delivered in Performance Share Units (“PSU’s”) which vest after 3 years and is contingent on achieving performance conditions. Your actual award will be based on JLL’s firm-wide performance and the collective performance against Beyond Goals. A consideration of these factors and others may lead to you receiving more than, less than or none of the target Page 1 bonus amount. JLL reserves the right to alter the GEB Long-Term Incentive Plan from time to time in its discretion, which may include target award changes and equity vehicles. One-Time Stock Grant You will be given a one-time grant of Restricted Stock Units (“RSU’s”) in the amount of $350,000. The number of shares will be determined by the fair market value of JLL stock on the date of the grant. The shares will vest over three years on the anniversary of the grant date in the amounts of $100,000 in 2020, $100,000 in 2021 and $150,000 in 2022. Share Ownership Requirement For the Global Executive Board, excluding the CEO, the share ownership requirement is four times base salary. You need to retain 100% of post-tax shares until compliance is achieved. Unvested RSU’s count towards the requirement while unvested PSU’s will not. After meeting the ownership requirement, you need to retain 50% of released shares (post tax) for an additional 2 years. Requirements subject to change based on the normal review process with the Compensation Committee. Directors and Officers Insurance and By-Law Indemnification. You will be entitled to coverage under the commercial insurance policies that the Company maintains from time to time with respect to liability for the actions of our Directors and Officers acting in such capacities. In addition, you will be entitled to the indemnification provided under the Company’s By-Laws in effect on the date of this letter, a copy of which has been provided to you. During your employment and following any termination of employment, such coverage and indemnification will be at least as favorable to you as that provided to any other new or continuing Company executives. Benefits JLL prides itself on being an Employer of Choice. We are committed to supporting our employee’s personal needs in life while achieving business goals. We demonstrate our commitment through flexible work arrangements and a comprehensive benefit program. We offer an “environment of health,” anchored by our “Health Empowerment Program”. You may elect to participate in our benefits program, which includes medical, dental, life, disability insurance, and a 401k savings and retirement plan. In addition, we provide options for wealth creation and life management, including paid holidays and time off as needed and approved, subject to our standard policies. Details of these benefits are included in the firm’s policies and benefits summaries and plan descriptions, copies of which will be provided to you. As a member of the Global Executive Board (“GEB”), we also offer you additional benefits. We apply these benefits programs uniformly across the organization. Details of these benefits will be provided to you within your first 30 days. Relocation The office location for the Global CFO role is 200 East Randolph Chicago, Illinois. You are eligible to receive relocation assistance per the attached relocation agreement. We require that you repay 100% of relocation payments if you voluntarily terminate your employment or in the event we terminate your employment for cause within one (1) year of the move initiation date, and we require that you repay 50% of your relocation benefits if you voluntarily terminate or are terminated for cause within two (2) years of the move initiation date. For the time period prior to your relocation to the Chicago area, JLL will reimburse your business travel expenses in accordance with our Travel and Expense policy. Page 2

Expense Reimbursement You will be authorized to incur reasonable expenses for entertainment, traveling, meals, lodging, and similar items in promoting the Company’s business and for business communication costs, such as cellular phone service, internet service, and a wireless e-mail device and service. The Company will reimburse you for all reasonable expenses so incurred provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Travel approximates 50% of your schedule. Public Disclosures You understand that the Company will file this letter publicly with the United States Securities and Exchange Commission (SEC) as part of its required disclosures as a public company. This letter may also be disclosed as otherwise required by applicable laws or regulations. You also agree that the Company may make such additional disclosures about you and your compensation from time to time as and to the extent required by applicable laws and regulations and that you will provide the Company with all necessary information upon request. Your position as an officer will also require us to publicly file reports about your interests in Jones Lang LaSalle common stock with the SEC. Representations As a condition of your employment with us, you represent that: • You are aware of and understand all the restrictions or obligations you may have to current and prior employers. • There are no restrictive covenants, court orders, laws or regulations, including non-solicitation, confidentiality or non-compete agreements, that would prevent, restrict or hinder or interfere with your employment. • You have no other obligations or commitments of any kind that would prevent, restrict, hinder or interfere with your employment. • During your employment with us, you will not violate any obligations or restrictions that relate to your employment. We encourage you to seek your own legal counsel if you have any questions about any obligations or commitments you have that may affect your employment with us. Confidentiality During your employment with us, you will receive confidential, proprietary or non-public information concerning JLL, its clients and/or employees. This may include pricing, client proposals, compensation structures and performance evaluations, among many other types of information. You agree that: • We have given this kind of information to you in strict confidence. • You will keep all of it secret and confidential indefinitely. • You will not disclose it, directly or indirectly, to anyone else or use it in any way except as we may authorize within the scope of your employment. • If at any time you are required by law to disclose such information, you will give reasonable advance notice to JLL before you disclose it. • Except as clearly necessary to carry out your job responsibilities, you will not attempt, or provide information to others that would allow them to attempt, to access JLL's computer system or those computer systems of JLL's clients. Page 3

Non-Solicitation As consideration for your employment with us, you agree that while you work for us and for a period of twelve (12) months after your employment with us terminates for any reason, you will not, either directly or indirectly, or on behalf of anyone else: • Solicit or induce other JLL employees to leave their jobs; or • Solicit or induce any clients that have existing or pending transactions or assignments with JLL to discontinue or reduce (i) their transactions or assignments with us or (ii) their consideration of us for pending transactions or assignments. By accepting our offer of employment, you agree that the above restrictions are fair and reasonable and are reasonably required for the protection of JLL. Intellectual Property If you agree to work for us, then by this letter you have agreed to assign to JLL your entire right, title and interest in any invention or idea, patentable or not, that you create or conceive of (i) during your employment by JLL and for six (6) months thereafter and (ii) which relates in any manner to our actual or anticipated business, research or development, or is suggested by or results from any task we assigned to you or any work you performed or on behalf of JLL. You agree that you will promptly disclose to JLL Legal Services any invention or idea contemplated above, and upon request, you will execute a specific assignment of title to JLL, and do anything else reasonably necessary to enable JLL at its expense to secure a patent therefore in the United States and in foreign countries. Background Investigation This employment offer is contingent upon your written consent to, and successful completion of, as we may determine in our sole discretion, of a background investigation by a consumer reporting agency and drug testing through urinalysis. This offer is also subject to the successful results, in our discretion, of discussions with professional references the names of whom have been provided by you. At Will Employment Your employment will not be for a fixed period of time, and it will be “at will.” This means that you or the firm may terminate your employment, or the firm may change the terms and conditions of your employment, at any time, with or without notice or cause. You will be entitled to the GEB severance benefits which also apply to other GEB members. A copy of the current Plan can be provided to you. Code of Business Ethics and Company Policies We strongly believe that compliance by its employees with all applicable laws and ethical business practices is critical to our continued success. Accordingly, we will ask you to become familiar with our Code of Business Ethics and to certify that you will always act in accordance with its provisions. Your compliance with the Code is a condition to your continued employment. If you work for us, you also agree to become familiar and comply with our personnel policies, including, our drug and alcohol, anti-harassment and information security policies. This information is included in the new hire packet and is always available on our intranet. We greatly look forward to welcoming you to the firm and are confident that our shareholders, clients and employees will benefit from your leadership and that our relationship with you will be mutually satisfying and rewarding. Page 4

If you wish to accept our offer, please sign this letter and return it to me. Yours Sincerely, Christian Ulbrich President and Chief Executive Officer Jones Lang LaSalle Incorporated Accepted by: /s/ Stephanie Plaines Date: February 27, 2019 Page 5